SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                          NANOSIGNAL CORPORATION, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               NEVADA                            88-0231200
 ----------------------------------           ----------------
    (State or other Jurisdiction              (I.R.S. Employer
  of Incorporation or Organization)          Identification No.)

               3960 Howard Hughes Parkway #560 Las Vegas NV 89109
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                     --------------------------------------

                CONSULTING SERVICES AGREEMENT WITH JUAN FERREIRA

                 CONSULTING SERVICES AGREEMENT WITH K.C.QUINTANA

                 CONSULTING SERVICES AGREMENT WITH JESSE CANTERO

                CONSULTING SERVICES AGREEMENT WITH STEVE CUMMINS

                  CONSULTING SERVICES AGREEMENT WITH KENN PALM

                CONSULTING SERVICES AGREEMENT FOR CHARLES LINDSEY

                CONSULTING SERVICES AGREEMENT WITH ANDREA LINDSEY

                  CONSULTING SERVICES AGREEMENT WITH MIKE RINI

                  CONSULTING SERVICES AGREEMENT WITH JIM STOCK

               CONSULTING SERVICES AGREEMENT WITH ANNALIE GALACIA

                 CONSULTING SERVICES AGREEMENT WITH STACY MCBEE

             CONSULTING SERVICES AGREEMENT WITH DR. LAWRENCE MADOFF

              CONSUTLING SERVICES AGREEMENT WITH DR. RUPERT PERRIN
--------------------------------------------------------------------------------
                              (Full Title of Plan)


                         Dr. Lawrence Madoff, President
                      3960 Howard Hughes Parkway Suite 560
                               Las Vegas NV 89109
--------------------------------------------------------------------------------
                     (Name and Address of agent for service)


                                  702-990-3886
--------------------------------------------------------------------------------
          (Telephone Number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

                        Claudia J. Zaman Attorney At Law
                          20700 Ventura Blvd. Suite 227
                             Woodland Hills CA 91364
                              Phone: (818) 227-9494
                               Fax: (818) 227-9648

                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                       PROPOSED              PROPOSED
                       MAXIMUM               MAXIMUM
                       OFFERING              AGGREGATE       AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE          PRICE           OFFERING         REGISTRATION
TO BE REGISTERED       REGISTERED(1)         PER SHARE       PRICE            FEE
===========================================================================================
See below (1)          N/A                   N/A         N/A                   N/A
===========================================================================================


(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement on Form S-8 (Registration No. 333-113013). Therefore, no further registration fee is required.

             ------------------------------------------------------


                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Amendment") is being filed pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the "Securities Act"), and constitutes Amendment No. 1 to the Registration Statement No. 333-113013 (the "Registration Statement"), by NanoSignal Corporation, a Nevada corporation (the "Company"), for the purpose of de-registering 2,000,000 shares of the Company's common stock which were to have been issued to James McFadden pursuant to an Independent Contractor Fee/Consulting Agreement by and between the Company and Mr. McFadden.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

NanoSignal Corporation ( the "Company") previously registered 20,483,334 shares of common stock, par value $.001 for issuance under certain consulting agreements. The registration of such shares was effected on a Form S-8 Registration Statements filed with the Securities and Exchange Commission on February 23, 2004, bearing file no. 333-113013 (the "Initial Registration Statement"). This Registration Statement, Amendment No. 1 to Form S-8
Registration Statement, is being filed for the purpose of removing one participant and de-registering the 2,000,000 shares to have been issued to him, with no additional shares being registered. Accordingly, pursuant to General Instruction E of Form S-8m the contents of the Earlier Registration Statement are hereby incorporated by reference with the exception of any reference to the agreement by and between the Company and Mr. McFadden and the 2,000,000 shares being de-registered hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on this 26th day of February, 2004.

                                NANOSIGNAL CORPORATION, INC.

                                By: /s/ Dr. Lawrence Madoff
                                    -------------------------------
                                    Dr. Lawrence Madoff, President

                                By: /s/ Annalie Galacia
                                    -------------------------------
                                    Annalie Galacia, Sec, CFO

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 20th day of February, 2004.

         SIGNATURE                           TITLE

    /s/ Dr. Rupert A.L. Perrin
    -------------------------------          Director
    Dr. Rupert A.L. Perrin

    /s/ Dr. Lawrence Madoff
    -------------------------------          Director
    Dr. Lawrence Madoff

    _________________________                Director
    Scott A. Ervin

                              INDEX TO EXHIBITS


Exhibit No.     Description of Exhibits
-----------     -----------------------

3.1 Certificate of Incorporation of the Company (filed as Exhibit 3 to the Company's Registration Statement on Form 10-SB as filed with the Commission on October 10, 2000).

3.2 Certificate of Amendment of the Certificate of Incorporation of the Company (filed as Exhibit 3.I to the Company's Registration Statement on Form 10-SB as filed with the Commission on October 10, 2000).

3.3             Bylaws of the Company  (filed as Exhibit  3.II to the  Company's
                Registration   Statement   on  Form  10-SB  as  filed  with  the
                Commission on October 10, 2000).

4.1             Consulting Services Agreement with Juan Ferreira*

4.2             Consulting Services Agreement with K.C. Quintana*

4.3             Consulting Services Agreement with Jesse Cantero*

4.4             Consulting Services Agreement with Steven Cummins*

4.5             Consulting Services Agreement with Kenn Palm*

4.6             Consulting Services Agreement with Charles Lindsay*

4.7             Consulting Services Agreement with Andrea Lindsay*

4.8             Consulting Services Agreement with Mike Rini*

4.10            Consulting Services Agreement with Jim Stock*

4.11            Consulting Services Agreement with Annalie Galacia*

4.12            Consulting Services Agreement with Stacy McBee*

4.13            Consulting Services Agreement with Dr. Lawrence Madoff*

4.14            Consulting Services Agreement with Dr. Rupert Perrin*

5.1             Opinion of Claudia J. Zaman Attorney At Law. *

23.1            Consent of Malone & Bailey, PLLC, Certified Public Accountants*

23.2            Consent of Claudia J. Zaman Attorney at Law.*

*  previously filed